Exhibit 32.1

OFFICER’S CERTIFICATE PURSUANT TO SECTION 906

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned Chief Executive Officer of Integrated Security Systems, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 10-K, as amended, for the fiscal year ended June 30, 2009 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-K.

Date:  April 22, 2010

/s/ Brooks Sherman

Brooks Sherman

Chief Executive Officer

Principal Executive Officer

The foregoing certification is being furnished as an exhibit to the Form 10-K pursuant to Item 601(b)(32) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-K for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.